Exhibit 99.1

       Genius Products Inc. Schedules Financial Results Report
                   and Shareholder Conference Call

    SAN DIEGO--(BUSINESS WIRE)--March 29, 2004--Genius Products Inc. (OTCBB:GNPI) today announced that it anticipates reporting financial results for the fourth fiscal quarter and fiscal year end on March 30, 2004.
    Management will be hosting a shareholder conference call in order to detail various business activities that took place within the past year. The conference call will take place at 11 a.m. Eastern Time on Wednesday, March 31, 2004. The call will include a presentation by Genius' senior management and a question and answer period.
    The dial-in number is 1-888-566-5912. In order to ask a question, dial *1 during the call.
    The news release detailing earnings, the telephone number for the conference call and replay information will be available on Genius' Internet Web page at www.geniusproducts.com.

    About Genius Products Inc.

    Genius Products Inc. (OTCBB:GNPI) is a multi-brand company that designs and markets family entertainment products including DVDs, videos, CDs and cassettes. The products are sold under Baby Genius(TM), Kid Genius(TM) and other licensed brands such as Guess How Much I Love You(TM), Paddington Bear(TM), Raggedy Ann & Andy(TM) and the AMC(TM) brand name. Our products are distributed at major retail stores nationwide such as Target, Wal-Mart, Kmart, Sams Club, Costco, Toys R Us, Babies R Us, Borders, Best Buy and Shopko. We also license the Baby Genius brand to third-party companies for a variety of products, including books, apparel and infant care products. Promotional partners include Kellogg's, The World Famous San Diego Zoo, Playtex, Fazoli's and Child Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect our business, forecasts, projections and prospects and cause results to differ from these forward-looking statements. Actual results could vary for many reasons, including but not limited to, the timely development and acceptance of new products and general market conditions. Other such risks and uncertainties include our ability to grow our business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in our filings with the Securities and Exchange Commission.

    CONTACT: Genius Products Inc., San Diego
             Klaus Moeller, 858-793-8840
             info@geniusproducts.com